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                                                                   EXHIBIT 10.11

                           (1)MASTER LEASE AGREEMENT

         THIS MASTER LEASE AGREEMENT, dated as of 8/10, 1995 ("Agreement"), between General Electric Capital Corporation, with an office at 2200 Powell Street, Suite 600, Emeryville, CA 94608-1809 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and Megatest Corporation, a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 1321 Ridder Park Drive, San Jose, CA 95131, (hereinafter called "Lessee").

                                  WITNESSETH:

I. LEASING:

         (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section IX, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment, and deliver to Lessor a bill of sale therefor (in form and substance satisfactory to Lessor). Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II. TERM, RENT AND PAYMENT:

         (a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to a extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing. (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and
(iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

---------------------------
(1) Non-standard document.





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III. TAXES:

         Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof or any other jurisdiction which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessee, and (iv) send a copy thereof to Lessor.

IV. REPORTS:

         (a) Lessee will notify Lessor in writing, within ten days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.
(b) Lessee will within 90 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within 90 days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. (c) Lessee will permit Lessor, upon one business day's notice, to inspect any Equipment during normal business hours. (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification. (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed 10% of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage. (f) Within 60 days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default.

V. DELIVERY, USE AND OPERATION:

         (a) All Equipment shall be shipped directly from the Supplier to Lessee. (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a mariner complying with all applicable federal, state, and local laws and regulations. (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

VI. SERVICE:

         (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal





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wear and tear excepted.  Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing the interest therein of Lessor. (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property. (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII. STIPULATED LOSS VALUE:

         Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of
(x) the Stipulated Loss Value of such unit calculated as of the rental payment date next preceding such Casualty Occurrence ("Calculation Date",); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessee shall be entitled to retain possession of such unit.

VIII. LOSS OR DAMAGE:

Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee until it is returned to Lessor.

IX. INSURANCE:

         Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed 10% of such unit's fair market value, or
(ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.





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X. RETURN OF EQUIPMENT:

         (a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units to a location within the continental United States as Lessor shall direct. (b) Until Lessee has fully complied with the requirements of Section X(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

XI. DEFAULT:

         (a)     Lessor may in writing declare this Agreement in default if:
Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; Lessee breaches any of its insurance obligations under Section IX; Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee under any bankruptcy or insolvency laws and is not dismissed within 60 days if such petition is involuntarily filed. Such declaration shall apply to all Schedules except as specifically excepted by Lessor. (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section X(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's reasonable costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in (1) and (2) forthwith. (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default. (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.





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XII. ASSIGNMENT:

         Lessor may, without the consent of Lessee, assign this Agreement or any Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of a notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever. Notwithstanding such assignment or any provision hereof to the contrary, Lessee may assert directly against Lessor any such claims that arise on account of any act, omission, event or occurrence that shall have taken place before such assignment.

XIII. NET LEASE; NO SET-OFF, ETC.:

         This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV. INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses ("Damages"), of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. (b) All of Lessor's rights, privileges and indemnities contained in this Section XIV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns. Notwithstanding any provision hereof to the contrary, Lessee shall have no obligations to indemnify Lessor against any Damages to the extent they are suffered or incurred on account of Lessor's gross negligence or willful misconduct.

XV. DISCLAIMER:

         LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL,





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WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF,
INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, except to the extent caused by the gross negligence or willful misconduct of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE:

         Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule: (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws. (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained. (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party. (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement. (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change in the financial condition of Lessee and its subsidiaries taken as a whole. (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement). (i) The Equipment will at all times be used for commercial or business purposes.

XVII. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:





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         (a)      For income tax purposes, Lessor will treat Lessee as the
owner of the Equipment. Accordingly, Lessor will not claim any tax benefits available to an owner of the Equipment. (b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XVIII. EARLY TERMINATION:

         (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("Termination Date") upon at least 90 days prior written notice to Lessor. (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). On or prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rental due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date. (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor and Lessee shall (i) sell the Equipment on an AS IS BASIS, for cash to the highest bidder and (ii) the proceeds of such sale (net of any related expenses) shall be refunded to Lessee. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less





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any expenses incurred by Lessor) to Lessee. (d) Notwithstanding the foregoing,
Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall
(i) return the Equipment (in accordance with Section X) and (ii) pay to Lessor all amounts required under Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX. EARLY PURCHASE OPTION:

         (a) Provided that the Lease has not been earlier terminated and provided, further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NOT MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in any Schedule on an AS IS BASIS on any Rent Payment Date following the First Termination Date as set forth in such Schedule, and prior to the date which is the scheduled expiration of such Schedule (the "Early Purchase Date"), for a price equal to the sum of (i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Early Purchase Date (such sum being the "Early Option Price"), plus all applicable sales taxes. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

         (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased under any Schedule, then on the Early Purchase Date Lessee shall pay to Lessor in immediately available funds the Early Option Price, plus all applicable sales taxes.

XX. END OF LEASE OPTIONS:

          So long as Lessee shall not have exercised its option to terminate this Lease pursuant to Section XVIII hereof or exercise its Early Purchase Option pursuant to Section XIX hereof, and provided that Lessee is not in default under this Lease or any other agreement between Lessor and Lessee, Lessee shall have the option, upon the scheduled expiration of the term of any Schedule, to return or to purchase, for the applicable Realized Value (as defined below), all (but not less than all) of the Equipment leased under such Schedule upon the following terms and conditions:

          (a) Determination of Realized Value. The Realized Value for each item of Equipment on the Schedule shall be determined as follows:

                 (i) If Lessee elects to purchase the Equipment, the Realized Value of each item of Equipment shall be its Estimated Residual Value.

                 (ii) If Lessee elects not to purchase the Equipment, Lessee and Lessor shall arrange for the sale of such Equipment on an AS IS BASIS, provided that Lessee may not bid, directly or indirectly. Each item of Equipment shall be sold by Lessor for its then determined fair market value.
If any item of Equipment is not sold within 30 days after Schedule Expiration, then Lessee and Lessor agree, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sale price of such item would be, that the Realized Value of such item shall be deemed to equal zero, for purposes of computing Lessee's liability as provided in paragraph (b) below. Upon the sale of the item at any time after the expiration of such 30 day period, Lessor will apply the Realized Value (i) to refund to Lessee, without interest, any amount which Lessee may have previously paid to Lessor with respect to such item as required under paragraph (b) and (ii) to pay to Lessee the amount by which the Realized Value exceeds the Estimated Residual Value.

          (b) Lessee Liability. If the Realized Value of the Equipment is less than the Estimated Residual Value thereof, Lessor shall notify Lessee of such fact in writing and Lessee shall, within 10 days after receipt of such notice, pay to Lessor, as an adjustment to the rental payable under the Lease, an amount equal to the difference between the Realized Value and the Estimated Residual Value; provided, however, Lessee's Liability shall be limited to *% of Lessor's Cost of the Equipment as set forth in the Schedule.

* REFER TO TABLE I TO SCHEDULE NO. 001 ("LESSEE OBLIGATION") FOR APPLICABLE PERCENTAGES.

         (c) Lessor Liability. If the Realized Value of the Equipment exceeds the Estimated Residual Value thereof, and provided that Lessee is not then in default under the Lease, Lessor shall pay to Lessee, as an adjustment to the rent payable under the Lease, an amount equal to 100% of such excess, but only to the extent Lessor actually receives the Realized Value in available funds.

         (d)     Definitions of Certain Terms.  For purposes of this Section XX:

                 (i) "Equipment" means all but not less than all of the items of Equipment described on the Schedule;

                 (ii) "Estimated Residual Value" means **% of Lessor's Cost of the Equipment as set out on the Schedule;

** REFER TO TABLE I TO SCHEDULE NO. 001 ("LESSOR RESIDUAL RISK
   AMOUNT") FOR APPLICABLE PERCENTAGES.

                 (iii) "Realized Value" means the net proceeds realized by Lessor from sale of the Equipment after deduction of (x) expenses of such sale, if any, and (y) all sums due under the Lease as of Schedule Expiration that remain unpaid as of the date of the sale;

                 (iv) "Schedule Expiration" means the last day of the Basic Term of the Lease as to the Equipment.

XXI. MISCELLANEOUS:

         (a) EACH OF LESSEE AND LESSOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

                                                     PWE  Initials
                                                     ---

(b) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

                                        PWE   Initials
                                        ---

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and reasonable expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL                   MEGATEST CORPORATION
CORPORATION

By:     /s/ DENNIS J. BICKERSTAFF           By:     /s/ PAUL W. EMERY II
        -------------------------                   ------------------------

Name:   Dennis J. Bickerstaff               Name:   Paul W. Emery II
        -------------------------                   ------------------------

Title:  Credit Manager                      Title:  CFO/VP
        -------------------------                   ------------------------

                                AMENDMENT NO. 01
                                       TO
                             MASTER LEASE AGREEMENT
                        DATED AUG 10, 1995 (THE "LEASE")
                                 BY AND BETWEEN
                        MEGATEST CORPORATION ("LESSEE")
                                      AND
                GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR")
                               DATED AUG 10, 1995



WHEREAS, Lessor and Lessee desire to amend a certain provision of the Lease as hereinafter provided;

NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease by adding the following language to Section XI of the Lease:

        Any declared event of default, not cured in sixty (60) days by Lessee under any loan, lease, note, contract or other monetary obligation which is now or may hereafter be in effect as to any obligee, which permits that obligee to accelerate payment of the obligation with or without first giving notice to Lessee, shall constitute a material default under this Lease. Lessee hereby agrees to notify the Lessor immediately upon receipt of any declared default by any obligee. Failure to do so shall constitute an immediate material default under this Lease.

This Amendment shall be deemed to have been entered into contemporaneously with and integrated into the terms and conditions of the Lease.

Except as set out herein, the terms and conditions of the Lease shall remain in full force and effect as entered into by the parties on or prior to the date hereof

Dated: August 10, 1995

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL                  MEGATEST CORPORATION
CORPORATION

By:    /s/ DENNIS J. BICKERSTAFF          By:    /s/ PAUL W. EMERY II
       -------------------------------           -----------------------------

Name:  Dennis J. Bickerstaff              Name:  Paul W. Emery II
       -------------------------------           -----------------------------

Title: Credit Manager                     Title: CFO/VP
       -------------------------------           -----------------------------

                             (1)EQUIPMENT SCHEDULE
                                SCHEDULE NO. 001
                       DATED THIS 10TH DAY OF AUG., 1995
                           TO MASTER LEASE AGREEMENT
                          DATED AS OF AUGUST 10, 1995


LESSOR & MAILING ADDRESS:                         LESSEE & MAILING ADDRESS:

GENERAL ELECTRIC CAPITAL                          MEGATEST CORPORATION
CORPORATION

2200 Powell Street                                1321 Ridder Park Drive
Suite 600                                         San Jose, CA 95131
Emeryville, CA 94608

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease").

A.      Equipment,

        Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.      Financial Terms,

        1.      Advance Rent (if any): $39,406.00.

        2.      Lessor's Cost: $1,900,000.00.

        3.      Basic Term Lease Rate Factor: 2.07400%.

        4.      Daily Lease Rate Factor: .069133%.

        5.      Basic Term (No. of Months): 12.

        6.      Basic Term Commencement Date: 09/01/95.

        7. Equipment Location: See Annex A attached hereto and made a part hereof,

        8.      Lessee Federal Tax ID No.: 94-2422195

        9.      Supplier: Megatest Corporation

        10.     Last Delivery Date: 08/08/95

        11.     First Termination Date: N/A.

        12.     Option Payment: see attached Table 1.

-------------------------------
(1) Non-standard document.

        13.     Interest rate: 8.67%.

        14. Lessee agrees and acknowledges that the Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

C.      Term and Rent,

        1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on 08/31/95.

        2. Basic Term Rent. Commencing on 09/01/95, and on the same day of each month thereafter (each, a "Rent Payment Date")

        during the Basic Tenn, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Lessor's Cost of all Equipment on this Schedule.

D.      Insurance,

        1. Public Liability: $1,000,000.00, total liability per occurrence.

        2. Casualty and Property Damage: An amount equal to the Stipulated Loss Value or higher.

E.      Modifications and Additions to Agreement,

        For purposes of this Schedule only, the Agreement is amended as follows:

        1. Section I(b) of the Agreement is hereby deleted in its entirety and the following substituted in its stead:

                        (b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Bill of Sale, in the form of Annex B to the applicable Schedule, in favor of Lessor, (iii) evidence of insurance which complies with the requirements of Section X, and (iv) such other documents as Lessor may reasonably request. Simultaneously with the execution of the Bill of Sale, Lessee shall also execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment described in the Bill of Sale.

        2. Section VI(a) shall be deleted and the following substituted in its stead:

                        (a) The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

        3. Clause (b) of Section XVII is deleted in its entirety and the following substituted in its stead:

                        (b) Lessee grants to Lessor to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee now existing or hereafter created pursuant to this Lease: (i) a first priority security interest in the Equipment and all additions, attachments, accessories and accessions thereto and any and all substitutions, replacements or exchanges therefor, and all proceeds (cash and non-cash), including insurance proceeds, thereof; and (ii) to the extent the Equipment may constitute or be deemed to be Lessee's inventory, as such term is defined in the Uniform Commercial Code of any applicable jurisdiction (the "Inventory"), a first priority security interest in such Inventory, which shall mean any and all Equipment, offered or furnished under any contract of service or intended for sale or lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments and purchase options due and to become due thereunder, any and all sales proceeds payable for such property, all insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment now or at any time or times hereafter in the possession or under the control of Lessee or Lessor; PROVIDED, HOWEVER, THAT LESSEE IS NOT AUTHORIZED TO SELL THE EQUIPMENT OR THE INVENTORY; and (iii) a first priority security interest in all accounts (as such term is defined in the Uniform Commercial Code of any applicable jurisdiction) now owned by Lessee or hereafter acquired or owned by Lessee that might arise or result from any lease or other disposition of any of the Equipment or the Inventory, including, but not limited to, any right of Lessee to payment for Equipment sold or leased or under any contract for services whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance.

        4. Section XX shall be deleted in its entirety and the following substituted in its stead:

                        XX. END OF BASIC TERM OPTIONS. At the end of the Basic Term, Lessee shall have only the options specified in this
        Section XX:

                        (a) So long as Lessee shall not have exercised its option to terminate this Lease pursuant to Section XVIII hereof nor exercised its Early Purchase Option pursuant to Section XIX hereof, and provided that Lessee is not then in default under this Lease or any other agreement between Lessor and Lessee, Lessee shall have the option, upon the expiration of the Basic Term of any Schedule, to renew the Lease with respect to all, but not less than all, of the Equipment leased thereunder for an additional term of twelve (12) months (the "Renewal Term") at a lease rate factor of 2.0740%. If Lessee desires to exercise this option, it shall give Lessor written notice of its election to renew not less than 90 days nor more than 180 days before the expiration of the Basic Term of such Schedule.

                        (b) So long as Lessee shall not have exercised its option to terminate this Lease pursuant to Section XVIII hereof nor exercised its Early Purchase Option pursuant to Section XIX hereof, nor exercised its option to renew pursuant to subparagraph (a) of this Section, and provided that Lessee is not then in default under this Lease or any other agreement between Lessor and Lessee, Lessee shall have the option, upon the expiration of the Basic Term of any Schedule, to return or to purchase, for the applicable Realized Value (as defined below), all (but not less than all) of the Equipment leased under such Schedule upon the following terms and conditions:

                                (1) Determination of Realized Value. The Realized Value for each item of Equipment on the Schedule shall be determined as follows:

                                        (A)     If Lessee elects to purchase
                the Equipment, the Realized Value of each item of Equipment shall be its Estimated Residual Value.

                                        (B)     If lessee elects not to
                purchase the Equipment, Lessee and Lessor shall arrange for the sale of such Equipment on an AS IS BASIS, provided that Lessee may not bid, directly or indirectly. Each item of Equipment shall be sold by Lessor for its then determined Fair Market Value. If any item of Equipment is not sold within 90 days after Schedule Expiration, then Lessee and Lessor agree, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sale price of such item would be, that the Realized Value of such item shall be deemed to equal zero, for purposes of computing Lessee's liability as provided in paragraph (b) below. Upon the sale of the item at any time after the expiration of such 90 day period, Lessor will apply the Realized Value (i) to refund to Lessee, without interest, any amount which Lessee may have previously paid to Lessor with respect to such item as required under paragraph
                (b) and (ii) to pay to Lessee the amount by which the Realized Value exceeds the Estimated Residual Value.

                                (2)     Lessee Liability.  If the Realized
                Value of the Equipment is less than the Estimated Residual Value thereof, Lessor shall notify Lessee of such fact in writing and Lessee shall, within 10 days after receipt of such notice, pay to Lessor, as an adjustment to the rental payable under the Lease, an amount equal to the difference between the Realized Value and the Estimated Residual Value; provided, however, Lessee's Liability shall be limited to the applicable percentage of Capitalized Lessor's Cost listed under "Lessee Obligation" in Table 1.

                                (3)     Lessor Liability.  If the Realized
                Value of the Equipment exceeds the Estimated Residual Value thereof, and provided that Lessee is not then in default under the Lease, Lessor shall pay to Lessee, as an adjustment to the rent payable under the Lease, an amount equal to 100% of such excess, but only to the extent Lessor actually receives the Realized Value in available funds.

                                (4)     Definitions of Certain Terms.  For
                purposes of this Section XX:

                                        (A)     "Equipment" means all but not
                less than all of the items of Equipment described on the Schedule;

                                        (B)     "Estimated Residual Value"
                means the applicable percentage of Capitalized Lessor's Cost listed under "TRAC Amount" in Table I;

                                        (C)     "Realized Value" means the net
                proceeds realized by Lessor from sale of the Equipment after deduction of (x) expenses of such sale, if any, and (y) all sums due under the Lease as of Schedule Expiration that remain unpaid as of the date of the sale;

                                (D)     "Schedule Expiration" means the last
                day of the Basic Term or applicable Renewal Term of the Lease as to the Equipment.

                        (5) Notice of Election. Lessee shall give Lessor written notice of its election to purchase the Equipment (or not) not less than 90 days nor more than 180 days before the expiration of the Basic Term of such Schedule.

        4.      Section XXI shall be added as follows:

                        XXI. END OF RENEWAL TERM OPTIONS. At the end of each Renewal Term, Lessee shall have only the options specified in this
        Section XXI:

                        (a) So long as Lessee shall not have exercised its option to terminate this Lease pursuant to Section XVIII hereof nor exercised its Early Purchase Option pursuant to Section XX hereof, nor exercised its purchase option pursuant to Section XX hereof, and provided that Lessee is not then in default under this Lease or any other agreement between Lessor and Lessee, Lessee shall have the option, upon the expiration of the first Renewal Term of any Schedule, to renew the Lease with respect to all, but not less than all, of the Equipment leased thereunder for an additional term of twelve (12) months at a lease rate factor of 2.07400%, and upon the expiration of the second Renewal Term to renew the Lease with respect to all, but not less than all, of the Equipment leased thereunder for an additional term of thirteen (13) months (the "Third Renewal Term"). At the end of any Renewal Term, provided that Lessee is not then in default under this Lease or any other agreement between Lessor and Lessee, Lessee may purchase all, and not less than all, of such Equipment for a cash price calculated as set out in paragraph (b) of Section XX, using the appropriate TRAC Amount from Table I for the time the option is exercised. If Lessee desires to exercise this option, it shall give Lessor written notice of its election to renew not less than 90 days nor more than 180 days before the expiration of the Basic Term of such Schedule.

                        (b) So long as Lessee shall not have exercised its option to terminate this Lease pursuant to Section XVIII hereof nor exercised its Early Purchase Option pursuant to Section XIX hereof, nor exercised its option to renew pursuant to subparagraph (a) of this Section, and provided that Lessee is not then in default under this Lease or any other agreement between Lessor and Lessee, Lessee shall have the option, upon the expiration of any Renewal Term of any Schedule, to return or to purchase, for the applicable Realized Value (as defined below), all (but not less than all) of the Equipment leased under such Schedule upon the terms and conditions set out in paragraph XX(b).

                        (c) Notwithstanding any provision hereof to the contrary, Lessee shall have no right to extend or renew the lease at the end of the Third Renewal Term.

        5.      Section XXII shall be added as follows:

                        XXII.   SUBSTITUTION OF EQUIPMENT.

                        (a) So long as no event of default hereunder shall have occurred and be continuing, and upon not less than 90 days prior written notice from Lessee to Lessor of

        Lessee's intent to substitute equipment, Lessee may at its own cost and expense, including all reasonable and documented costs and expenses of Lessor, replace any item of Equipment which may from time to time suffer a Casualty Occurrence or otherwise become worn out, inoperable or technologically obsolete for Lessee's purposes with an item of equivalent value as determined by Lessor in the reasonable exercise of its business judgment, such approval not to be unreasonably withheld. All such replacement Equipment shall be free and clear of all liens and shall be in at least as good operating condition and have a value, utility and remaining useful life at least equal to the Equipment being replaced, assuming such replaced Equipment was in the condition and repair required by the terms of this Lease.

                        (b) Prior to the time of any replacement of an item of Equipment pursuant to Section XVIII (a) hereof, Lessee will at its sole cost and expense, including all reasonable and documented costs and expenses of Lessor:

                                (i)     furnish Lessor with a Bill of Sale
        with respect to such replacement Equipment;

                                (ii)    cause an Equipment Schedule
        amendment covering such replacement Equipment to be duly executed and delivered;

                                (iii)   furnish Lessor with such evidence of
        compliance with the insurance provisions of Section IX hereof with respect to such replacement Equipment as Lessor may request;

                                (iv)    At Lessor's request furnish Lessor
        with a certificate of an equipment appraiser satisfactory to Lessor certifying that such replacement Equipment is new, has a value, utility and useful life at least equal to that of the Equipment replaced, assuming such replaced Equipment was in the condition required by this Lease;

                                (v) take such other action, including the filing of UCC financing statements as Lessor may reasonably request, in order that such replacement Equipment is duly and properly titled in Lessor and leased under this Lease.

                        (c) Upon satisfaction of the conditions specified in Section XXII(a) and (b) above Lessor will transfer to Lessee without recourse or warranty all of Lessor's right, title and interest in and to the replaced Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the replaced Equipment and other matters. Each replacement item of Equipment shall, after such conveyance, be deemed part of the property leased under this Lease. No such replacement shall result in any change in rent, Stipulated Loss Value, Termination Value, Contingent Rental Amount or any Fixed Purchase Price or any other amount payable hereunder.

                        (d) Lessee shall be permitted to replace any number of items of Equipment in accordance with this Section XXII not more than once during any fiscal quarter during the term of this Lease.

                        (e) The notice required by this Section XXII shall specify the item of Equipment that is to be replaced, identify the item with which it is to be replaced setting out the name of the manufacturer, the model number, the serial number, if available, and state the date on which the substitution is to take effect.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect as previously agreed by the parties. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.


        IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


MEGATEST CORPORATION                          GENERAL ELECTRIC CAPITAL
                                              CORPORATION

By: /s/ PAUL W. EMERY, II                     By: /s/ DENNIS J. BICKERSTAFF
    ----------------------------------            -----------------------------

           Paul W. Emery, II                       Dennis J. Bickerstaff
--------------------------------------        ---------------------------------
        (Typed or printed name)                    (Typed or printed name)

Title: CFO/VP                                 Title: Credit Manager
       -------------------------------               --------------------------

ATTEST: /s/ MEL FLANIGAN
        ----------------------
        Signature

Name:   MEL FLANIGAN
        ------------------------

Title:  CORP CONTROLLER
        -----------------------

                                  TABLE NO. I
                                       TO
                           EQUIPMENT SCHEDULE NO. 001
                           TO MASTER LEASE AGREEMENT
                             DATED AUGUST 10, 1995




                                    TABLE 1
                             (% of Equipment Cost)




                                                             LESSOR
                             TRAC          LESSEE        RESIDUAL RISK
          END OF MONTH      AMOUNT        OBLIGATION         AMOUNT
          ------------      ------        ----------     -------------
               12           82.93%          70.94%          11.99%
               24           64.32%          54.38%           9.94%
               36           44.04%          36.32%           7.72%
               49           20.00%          14.68%           5.32%





INITIAL:          DJB                                PWE
         ----------------------           ------------------------
                LESSOR                             LESSEE

                                ADDENDUM No. 01
                                       TO
                                SCHEDULE NO. 001
                           TO MASTER LEASE AGREEMENT
                          DATED AS OF AUGUST 10, 1995
                   RETURN CONDITIONS - ELECTRONICS EQUIPMENT


         In addition to the provisions provided for in Section X of the Lease, and provided that the Lessee has not elected its option to purchase the Equipment, Lessee shall, at its expense:

         (A) Upon the request of Lessor, Lessee shall no later than 180 days prior to the expiration or other termination of the Lease provide:

                 1.-      a detailed inventory of the Equipment (including the
                 model and serial number of each major component thereof), including, without limitation, all internal circuit boards, module boards, and software features;

                 2.-      a complete and current set of all manuals, blue
                 prints, process flow diagrams, equipment configuration diagrams, maintenance records and other data reasonable requested by Lessor concerning the configuration and operation of the Equipment; and

                 3.-      a certification of the manufacturer or of a
                 maintenance provider acceptable to Lessor that the equipment
                 (a) has been tested and is operating in accordance with manufacturer's specifications (together with a report detailing the condition of the Equipment), the results of such test(s) and inspection(s) and all repairs that were performed as a result of such test(s) and inspection(s) and (b) that the Equipment qualifies for the manufacturer's used equipment maintenance program.

         (B) Upon the request of Lessor, Lessee shall, no later than 120 days prior to the expiration or other termination of the Lease make the Equipment available for on-site operational inspection by persons designated by the Lessor who shall be duly qualified to inspect the Equipment in its operational environment.

         (C) All Equipment shall be cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturer's recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment; shall have no Lessee installed markings or labels which are not necessary for the operation, maintenance of repair of the Equipment; and shall be in compliance with all applicable governmental laws, rules and regulations.

         (D) The Equipment shall be deinstalled and packed by or under the supervision of the manufacturer or such other person acceptable to Lessor in accordance with manufacturer's recommendations. Without limitation, all internal fluids will either be drained and disposed of or filled and secured in accordance with manufacturer's recommendations and applicable governmental laws, rules and regulations.

         (E) The Equipment will be transported in accordance with manufacturer's recommendations and applicable governmental laws, rules and regulations to not more than 1 individual locations within the continental United States selected by Lessor.

LESSOR:                                     LESSEE:

GE CAPITAL CORPORATION                      MEGATEST CORPORATION

By: /s/ DENNIS J. BICKERSTAFF               By: /s/ PAUL W. EMERY II
    --------------------------                  -------------------------
         Credit Manager